UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2023

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 3.01    Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 6, 2023, Remark Holdings, Inc. (“we” or “our”) received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”), requiring listed securities to maintain a minimum bid price of $1.00 per share because our closing bid price for the last 31 consecutive business days was below $1.00 per share. The notification received has no immediate effect on our continued listing on the Nasdaq Capital Market, subject to our compliance with the other continued listing requirements.

Pursuant to the Rule, we have 180 calendar days (until March 4, 2024) to regain compliance with the Rule (the “Compliance Period”). To regain compliance, our closing bid price must be at least $1.00 for a minimum of ten consecutive business days at any time during the Compliance Period. If we do not regain compliance within the Compliance Period, we may be granted an additional 180 calendar day within which to comply with the Rule. If we fail to regain compliance with the Rule and Nasdaq provides notice that our common stock is subject to delisting, we will have the right to a hearing before Nasdaq’s Hearing Panel.

We intend to monitor the closing bid price of our common stock and, if appropriate, consider further available options to regain compliance with the Rule, including effecting a reverse stock split, if necessary.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	September 8, 2023	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer